Exhibit 99.1
www.mobilityelectronics.com

CONTACTS:	Tony Rossi
Financial Relations Board
213-486-6545
trossi@frbir.com
MOBILITY ELECTRONICS REPORTS
FIRST QUARTER 2008 FINANCIAL RESULTS
Q1 2008 Highlights:
•	Low-power product revenues increase 71% over the prior year

•	Cash and investments increase by more than $2 million during Q1 2008
SCOTTSDALE, Ariz., April 23, 2008 — Mobility Electronics, Inc. (Nasdaq: MOBE), a leading provider of innovative portable power and computing solutions, today reported financial results for the first quarter ended March 31, 2008. Total revenue was $18.9 million in the first quarter of 2008, compared with revenue of $18.9 million in the first quarter of 2007. Excluding revenues related to business lines divested during and subsequent to the end of the first quarter of 2007 (handheld and expansion/docking), total revenues were $17.4 million in the first quarter of 2008, compared to $17.5 million in the same quarter of the prior year. According to Generally Accepted Accounting Principles in the United States (U.S. GAAP), Mobility must consolidate the operating results of Mission Technology Group, the acquirer of the Company’s expansion/docking business, into its financial results until such time as the Company’s financial interest in the performance of Mission Technology Group no longer meets the criteria for consolidation.
Net loss was $235,000, or ($0.01) per share, in the first quarter of 2008, compared with a net loss of $2.0 million, or ($0.06) per share, in the same quarter of the prior year. Excluding non-cash compensation expense and the operating results of the divested businesses, net income was $324,000, or $0.01 per share, in the first quarter of 2008, compared to a net loss of $600,000, or ($0.02) per share, in the first quarter of 2007. A detailed reconciliation of GAAP to non-GAAP financial results is provided in the financial tables at the end of this release.
Michael D. Heil, President and Chief Executive Officer of Mobility Electronics, commented, “We are seeing the benefits of the strategic actions we took last year to improve the financial performance of the Company. During the first quarter, we generated more than $2 million in cash and built our cash and investments balance to more than $26 million. Our continuing penetration of the wireless carrier market and improving sell-through in many retail locations helped drive a 71% year-over-year increase in sales of our low-power products. We are also continuing to see positive sales trends with our high-power adapters in the retail market following the shift in focus towards our 90-watt combination AC/DC model, which is more aligned with current market demand.”
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Mobility Electronics, Inc.

First Quarter Product Area Highlights
•	Unit sales of universal power products for high-power mobile electronic (ME) devices, such as portable computers, were approximately 273,000 units in the first quarter of 2008.
•	Unit sales of universal power adapters for low-power ME devices, such as mobile phones, PDAs, MP3 players and digital cameras, were approximately 765,000 units in the first quarter of 2008.
•	Revenue from the sale of power products for high-power ME devices was $11.1 million in the first quarter of 2008, a decrease of 15.2% from $13.1 million in the same period of the prior year. The decline was attributable to lower revenues from the OEM channel, partially offset by higher revenues from the retail channel. During the first quarter of 2008, Mobility shipped its final units to Lenovo and the program is now complete.
•	Revenue from the sale of power products for low-power ME devices was $5.8 million in the first quarter of 2008, an increase of 71% from $3.4 million in the same period of the prior year.
•	Revenue from the sale of all power products was $16.9 million in the first quarter of 2008, compared with $16.5 million in the same period of the prior year. Power product revenue included $1.0 million from sales to OEM customers in the first quarter of 2008, compared to $4.9 million in the first quarter of 2007.
Financial Highlights
Gross margin was 29.5% in the first quarter of 2008, compared to 28.7% in the first quarter of 2007. Excluding the operations of the divested businesses, gross margin was 27.7% in the first quarter of 2008, compared to 30.0% in the first quarter of 2007. The decline in gross margin is primarily attributable to increasing pricing pressure in the high-power retail channel.
Total operating expenses in the first quarter of 2008 were $6.9 million, compared with $8.0 million in the first quarter of 2007. Excluding non-cash equity compensation expense and the operations of the divested businesses, operating expenses were $5.4 million in the first quarter of 2008, or 31.1% of revenue (excluding revenue from divested businesses), compared to $6.4 million in the first quarter of 2007, or 36.7% of revenue (excluding revenue from divested businesses). The decline in operating expenses as a percentage of revenue reflects the impact of the lower cost structure following the restructuring actions taken during 2007, partially offset by an increase in legal expense related to intellectual property litigation.
Excluding assets of the divested businesses, the Company’s balance sheet remained strong with $26.5 million in cash, cash equivalents, and short-term investments at March 31, 2008. The Company continued to have no long-term debt and had a book value per share of $1.19 based on 31,734,850 common shares issued and outstanding at March 31, 2008.
Outlook
The Company has elected not to provide U.S. GAAP-based financial guidance for the second quarter of 2008 because Mission Technology Group does not prepare financial forecasts. However, Mission Technology Group’s revenue and operating results for the second quarter of 2008 are not expected to be more or less significant to the Company’s consolidated financial results than they were for the first quarter of 2008.
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Mobility Electronics, Inc.

On a non-GAAP basis, which excludes revenue from divested businesses, the Company believes that revenue will range from $16 million to $17 million in the second quarter of 2008. The Company also believes that fully diluted earnings (loss) per share, excluding the operating results of divested businesses and non-cash equity compensation, will range from $0.00 to ($0.01).
Commenting on Mobility’s outlook, Mr. Heil said, “We expect to continue seeing positive sales trends in our base power business in the second quarter of 2008. We anticipate that sequential quarter growth in sales of our low-power products and retail sales of our high-power products will help offset the absence of revenues from Lenovo and the foldable keyboard product line that we are exiting. We continue to steadily add significant new accounts for our low-power product line, most notably the second quarter re-launch of our products in 150 Carphone Warehouse stores on a trial basis, the U.K.’s largest mobile phone retailer. We are executing well on our plans to steadily grow sales in our base power business while holding down expenses, which should continue to produce positive trends in cash flow generation as we move through 2008.”
Non-GAAP Financial Measures
Although the Company consolidates the operating results of Mission Technology Group, the acquirer of its docking/expansion business, for accounting purposes under U.S. GAAP, the Company believes that the discussion of operating results excluding the handheld and expansion/docking lines of business and non-cash equity compensation allows management and investors to evaluate and compare the Company’s operating performance on a more meaningful and consistent manner. In addition, management uses these measures internally for evaluation of the performance of the business, including the allocation of resources. These non-GAAP financial measures should be considered in addition to, not as a substitute for, or superior to, measures of financial performance in accordance with GAAP.
About Mobility Electronics, Inc.
Mobility Electronics, Inc., based in Scottsdale, Arizona, is a developer of universal power adapters for portable computers and mobile electronic devices (e.g., mobile phones, PDAs, digital cameras, etc.) and creator of the patented iGo® intelligent tip technology. Mobility Electronics’ iGo brand offers a full line of AC, DC and combination AC/DC power adapters for portable computers and low-power mobile electronic devices. All of these adapters leverage the Company’s iGo intelligent tip technology, which enables one power adapter to power/charge hundreds of brands and thousands of models of mobile electronic devices through the use of interchangeable tips.
Mobility Electronics’ products are available at www.iGo.com as well as through leading resellers, retailers and OEM partners. For additional information call 480-596-0061, or visit www.mobilityelectronics.com.
Mobility Electronics and iGo are registered trademarks of Mobility Electronics, Inc. All other trademarks or registered trademarks are the property of their respective owners.
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Mobility Electronics, Inc.

This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. The words “believe,” “expect,” “anticipate,” “should,” and other similar statements of expectations identify forward-looking statements. Forward-looking statements in this press release include expectations regarding the Company’s financial performance in the second quarter of 2008; the expectation that Mission Technology Group’s revenue and operating results for the second quarter of 2008 will not be more or less significant to the Company’s consolidated financial results than they were for the first quarter of 2008; the expectation of sequential quarter growth in sales of our low-power products and retail sales of high-power products; and the expectation of positive cash flow trends throughout 2008. These forward-looking statements are based largely on management’s expectations and involve known and unknown risks, uncertainties and other factors, which may cause the Company’s actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Risks that could cause results to differ materially from those expressed in these forward-looking statements include, among others, the loss of, and failure to replace, any significant customers; the inability of the Company’s new sales and marketing strategy to generate broader consumer awareness, increased adoption rates, or impact sell-through rates at the retail and wireless carrier level; the timing and success of product development efforts and new product introductions, including internal development projects as well as those being pursued with strategic partners; the timing and success of product developments, introductions and pricing of competitors; the timing of substantial customer orders; the availability of qualified personnel; the availability and performance of suppliers and subcontractors; the ability to expand and protect the Company’s proprietary rights and intellectual property; the successful resolution of unanticipated and pending litigation matters; market demand and industry and general economic or business conditions; and other factors to which this press release refers. Additionally, other factors that could cause actual results to differ materially from those set forth in, contemplated by, or underlying these forward-looking statements are included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 under the heading “Risk Factors.” In light of these risks and uncertainties, the forward-looking statements contained in this press release may not prove to be accurate. The Company undertakes no obligation to publicly update or revise any forward-looking statements, or any facts, events, or circumstances after the date hereof that may bear upon forward-looking statements. Additionally, the Company does not undertake any responsibility to update you on the occurrence of unanticipated events which may cause actual results to differ from those expressed or implied by these forward-looking statements.
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Mobility Electronics, Inc.

Mobility Electronics, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(000’s except per share data)
(unaudited)

	Three months ended
	March 31,
	2008	2007
Net revenue	$18,938	$18,863

Gross profit	5,578	5,406

Selling, engineering and administrative expenses	6,906	8,020

loss from operations	(1,328)	(2,614)
Interest income (expense), net	267	267
Other income (expense), net	154	304
Litigation settlement income	672	—

Loss before minority interest	(235)	(2,043)
Minority interest	—	—

Net loss	$(235)	$(2,043)

Net loss per share – basic and diluted	$(0.01)	$(0.06)

Weighted avg common shares outstanding – basic and diluted	31,581	31,740
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Mobility Electronics, Inc.

Mobility Electronics, Inc. and Subsidiaries
Selected Other Data
(unaudited)
Reconciliation of non-GAAP Financial Measure - Operating results by product line to net income (loss) before non-cash equity compensation by product line:

	Three months ended			Three months ended
	March 31, 2008			March 31, 2007
	Power,			Power,
	Keyboards	Expansion &		Keyboards	Expansion &
	& Corporate	Handheld	Total	& Corporate	Handheld	Total
Net revenue	$17,388	$1,550	$18,938	$17,471	$1,392	$18,863

Gross profit	4,808	770	5,578	5,236	170	5,406

Selling, engineering and administrative expenses	6,050	856	6,906	6,925	1,095	8,020

Income (loss) from operations	(1,242)	(86)	(1,328)	(1,689)	(925)	(2,614)
Interest income (expense), net	257	10	267	267	—	267
Other income (expense), net	1	153	154	304	—	304
Litigation settlement income	672	—	672	—	—	—

Income (loss) before minority interest	(312)	77	(235)	(1,118)	(925)	(2,043)
Minority interest	—	—	—	—	—	—

Net income (loss)	(312)	77	(235)	(1,118)	(925)	(2,043)
Non-cash equity compensation	636	—	636	518	—	518

Net income (loss) as adjusted	$324	$77	$401	$(600)	$(925)	$(1,525)

Net income (loss) per share as adjusted	$0.01	$0.00	$0.01	$(0.02)	$(0.03)	$(0.05)

Weighted avg common shares outstanding – basic:	31,581	31,581	31,581	31,740	31,740	31,740

Mobility Electronics, Inc.

Mobility Electronics, Inc. and Subsidiaries
Selected Other Data Continued
(unaudited)
Reconciliation of non-GAAP Financial Measure - Selling, engineering and administrative expenses by product line to selling, engineering and administrative expenses before non-cash equity compensation by product line:

	Three months ended			Three months ended
	March 31, 2008			March 31, 2007
	Power,			Power,
	Keyboards	Expansion &		Keyboards	Expansion &
	& Corporate	Handheld	Total	& Corporate	Handheld	Total
Selling, engineering and administrative expenses	$6,050	$856	$6,906	$6,925	$1,095	$8,020
Non-cash equity compensation	(636)	—	(636)	(518)	—	(518)

Selling, engineering and administrative expenses as adjusted	$5,414	$856	$6,270	$6,407	$1,095	$7,502

This information is being provided because management believes these are key metrics to the investment community and assist in the understanding and analysis of operating performance. Operating results by product line and corresponding net income (loss) before non-cash equity compensation; and selling, engineering and administrative expenses before non-cash equity compensation by product line should be considered in addition to, not as a substitute for, or superior to, measures of financial performance in accordance with GAAP.

Mobility Electronics, Inc.

Mobility Electronics, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(000’s)
(unaudited)

	March 31,	December 31,
	2008	2007
ASSETS

Cash and cash equivalents	$20,788	$15,908
Short-term investments	6,201	9,026
Accounts receivable, net	11,092	16,924
Inventories	4,281	7,406
Prepaid expenses and other current assets	313	445

Total current assets	42,675	49,709
Long-term investments	—	—
Other assets, net	3,922	4,441

Total assets	$46,597	$54,150

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities	$8,488	$16,311
Minority interest	384	384

Total liabilities	8,872	16,695

Total stockholders’ equity	37,725	37,455

Total liabilities and stockholders’ equity	$46,597	$54,150

Mobility Electronics, Inc.

Mobility Electronics, Inc. and Subsidiaries
Selected Other Data
(unaudited)
Reconciliation of non-GAAP Financial Measure - Balance sheet excluding accounts of Mission Technology Group.

	March 31, 2008
	Mobility	Mission Tech	Eliminations	Consolidated
ASSETS

Cash and cash equivalents	$20,263	$525	$—	$20,788
Short-term investments	6,201	—	—	6,201
Accounts receivable, net	10,896	332	(136)	11,092
Inventories	3,389	1,124	(232)	4,281
Prepaid expenses and other current assets	298	15	—	313

Total current assets	41,047	1,996	(368)	42,675
Long-term investments	—	—	—	—
Other assets, net	4,891	1,611	(2,580)	3,922

Total assets	$45,938	$3,607	$(2,948)	$46,597

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities	$8,119	$505	$(136)	$8,488
Minority interest	384	2,900	(2,900)	384

Total liabilities	8,503	3,405	(3,036)	8,872
Total stockholders’ equity	37,435	202	88	37,725

Total liabilities and stockholders’ equity	$45,938	$3,607	$(2,948)	$46,597

Reconciliation of non-GAAP Financial Measure — Cash, cash equivalents and short-term investments excluding accounts of Mission Technology Group.
Cash and cash equivalents	$20,263	$525	$—	$20,788
Short-term investments	6,201	—	—	6,201

Total cash, cash equivalents, short-term investments	$26,464	$525	$—	$26,989

This information is being provided because management believes these are key metrics to the investment community and assist in the understanding and analysis of financial position. Balance sheet excluding the accounts of Mission Technology Group and related eliminations and cash, cash equivalents, and short-term investments excluding the accounts of Mission Technology Group should be considered in addition to, not as a substitute for, or superior to, measures of financial position in accordance with GAAP.
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